ALPHA NATURAL RESOURCES, INC.
and
UNION BANK OF CALIFORNIA, N.A.
as Trustee

SUPPLEMENTAL INDENTURE NO. 1
Dated as of April                     , 2008
to
INDENTURE
Dated as of April                     , 2008

$287,500,000 Principal Amount
2.375% Convertible Senior Notes due 2015

-i-

-ii-

     SUPPLEMENTAL INDENTURE NO. 1 (the “Supplemental Indenture”), dated as of April ___, 2008, between Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), and Union Bank of California, N.A., a national banking association, as trustee (the “Trustee”).
WITNESSETH THAT:
     WHEREAS, the Company and the Trustee have executed and delivered a base indenture, dated as of April ___, 2008 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture,” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s senior debt securities to be issued from time to time in one or more series; and
     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be titled as its “2.375% Convertible Senior Notes due 2015,” the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;
NOW, THEREFORE:
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities.
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture. The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Article I of the Base Indenture:
     “Bid Solicitation Agent” means a Company-appointed agent that performs duties as set forth in Article XI hereof.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
     “Closing Sale Price” on any date means the price of a share of Common Stock on such date, determined (a) on the basis of the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the U.S. principal national or regional securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC or a similar organization. In the absence of any such report or quotation, the “Closing Sale Price” shall be such price as determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.
     “Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.
     “Continuing Directors” means a director who either was a member of the Company’s Board of Directors on the Issue Date or who becomes a member of the Company’s Board of Directors subsequent to the Issue Date and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Company’s Board of Directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s Board of Directors in which such individual is named as nominee for director. Solely for purposes of this definition, the term “Board of Directors” shall be defined without regard to the words “or any authorized committee of the Board of Directors of such Person or any officer of such Person duly authorized by the Board of Directors of such Person to take a specific action” in such definition.
     “Conversion Date” means, with respect to a Security to be converted in accordance with Article XI, the date on which the Holder of such Security satisfies all the requirements for such conversion set forth in Article XI; provided, however, that if such date is not a Trading Day, then the Conversion Date shall be deemed to be the next day that is a Trading Day.
     “Conversion Price” means, as of any date of determination, the dollar amount equal to one thousand dollars ($1,000), divided by the Conversion Rate in effect on such date.
     “Conversion Rate” shall initially be 18.2962 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article XI.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “DTC” means The Depository Trust Company, its nominees and successors.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     “Fundamental Change Purchase Notice” means a “Fundamental Change Purchase Notice” in the form set forth in the Securities.
     “Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).
     “Issue Date” means April 7, 2008.
     “Make-Whole Fundamental Change” means: (i) a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or (ii) a Common Stock Change Make-Whole Fundamental Change.
     “Market Disruption Event” means either (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate of at least thirty (30) minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any option, contracts or futures contracts relating to the Common Stock.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

     “SEC” means the Securities and Exchange Commission.
     “Securities” means the 2.375% Convertible Senior Notes due 2015 established by this Supplemental Indenture and issued by the Company pursuant to the Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Securities Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.
     “Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Supplemental Indenture.
     “Stated Maturity” means, with respect to the payment of principal on the Securities, April 15, 2015.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.
     “Trading Day” means any day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trading Price” means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Company and at the Company’s request for two million dollars ($2,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such date, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, however, that if the Bid Solicitation Agent on behalf of the Company can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Company can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent on behalf of the Company cannot reasonably obtain at least one (1) such bid, or if, in the reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Company are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such date shall be deemed to be equal to 97% of the product of (I) the Conversion Rate in effect on such date and (II) the Closing Sale Price of the Common Stock on such date.
     “Voting Stock” of any Person means all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Applicable Price”	Section 11.14
“BCF Make-Whole Cap”	Section 11.14
“Cash Percentage”	Section 11.02
“Cash Percentage Notice”	Section 11.02
“Cash Settlement Averaging Period”	Section 11.02
“Change in Control”	Section 3.02
“Conversion Agent”	Section 2.03
“Conversion Value”	Section 11.01
“Daily Conversion Value”	Section 11.02
“Daily Settlement Amount”	Section 11.02
“Daily Share Amount”	Section 11.02
“Distributed Property”	Section 11.05
“Effective Date”	Section 11.14
“Ex Date”	Section 11.05
“Extension Period”	Section 11.01
“Fundamental Change”	Section 3.02
“Fundamental Change Notice”	Section 3.02
“Fundamental Change Repurchase Date”	Section 3.02
“Fundamental Change Repurchase Price”	Section 3.02
“Fundamental Change Repurchase Right”	Section 3.02
“Listed Stock Business Combination”	Section 3.02
“Make-Whole Applicable Increase”	Section 11.14
“Make-Whole Conversion Period”	Section 11.14
“Make-Whole Consideration”	Section 11.14
“Note Measurement Period”	Section 11.01
“Note Trading Price Condition”	Section 11.01
“Paying Agent”	Section 2.03
“Reference Property”	Section 11.11
“Registrar”	Section 2.03
“Repurchase Upon Fundamental Change”	Section 3.02
“Settlement Amount”	Section 11.02
“Spin-Off”	Section 11.05
“Termination of Trading”	Section 3.02
“Trigger Event”	Section 11.05
“Volume-Weighted Average Price”	Section 11.02
Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC;
     “indenture securities” means the Securities;
     “indenture security holder” means a Securityholder or a Holder;
     “indenture to be qualified” means this Indenture; and
     “obligor” on the indenture securities means the Company or any successor.
     All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;
     (iii) “or” is not exclusive;
     (iv) “including” means “including without limitation”;
     (v) words in the singular include the plural and in the plural include the singular;
     (vi) provisions apply to successive events and transactions;
     (vii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and
     (viii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.
     In addition, to the extent that the terms of this Supplemental Indenture are inconsistent or conflict with the terms of the Base Indenture, then, for purposes of the Securities, the terms of this Supplemental Indenture shall apply to the extent of such inconsistency or conflict.
ARTICLE II. THE SECURITIES
Section 2.01 Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The

Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
     The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for DTC (who shall be the initial Depository with respect to the Securities), duly executed by the Company and authenticated by the Trustee and bearing the legend set forth in Exhibit B. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided; provided, that, except as permitted by Section 2.14, in no event shall the aggregate principal amount of the Global Security or Global Securities exceed $287,500,000.
     Securities in the form of Physical Securities issued in exchange for Securities represented by interests in a Global Security pursuant to Section 3.08 of the Base Indenture may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A and, if applicable, bearing any legends required hereby.
     The Securities shall be denominated in Dollars, and all cash payments due thereon shall be made in Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
Section 2.02 Execution and Authentication of Securities
     Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $287,500,000.
Section 2.03 Registrar, Paying Agent and Conversion Agent.
     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Corporate Trust Office shall serve as the office or agency for the aforementioned purposes. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents upon reasonable prior written notice to the Trustee and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
     The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.
     The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.
     For purposes of the Securities, the Payment Office shall be the Corporate Trust Office.

Section 2.04 Paying Agent to Hold Money in Trust.
     Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.
Section 2.05 Transfer and Exchange.
     The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Fundamental Change Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unrepurchased portion of Securities being repurchased in part.
     No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 3.11 or Section 9.05 of the Base Indenture or Sections 10.05 or 11.02, or Article III, not involving any transfer.
Section 2.06 Outstanding Securities.
     If the Paying Agent (other than the Company) holds on a Fundamental Change Repurchase Date or the Stated Maturity for the payment of principal on the Securities, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be paid upon Repurchase Upon Fundamental Change or the Stated Maturity for the payment of principal on the Securities, as the case may be, in each case, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change or the Stated Maturity for the payment of principal on the Securities, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.
     If a Security is converted in accordance with Article XI, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable or deliverable hereunder upon such conversion.

     For purposes of the Securities, this Section 2.06 shall supersede and modify Section 7.04 of the Base Indenture to the extent this Section 2.06 is inconsistent or conflicts with such Section.
Section 2.07 Interest Payment and Record Dates.
     The Interest Payment Dates for the Securities shall be April 15 and October 15 of each calendar year, beginning with, and including, October 15, 2008. The Regular Record Date for an Interest Payment Date that falls on April 15 shall be the immediately preceding April 1, and the Regular Record Date for an Interest Payment Date that falls on October 15 shall be the immediately preceding October 1.
Section 2.08 No Sinking Fund.
     There shall be no sinking fund with respect to the Securities.
Section 2.09 Defaulted Interest.
     If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent record date as provided in Section 3.05(b) of the Base Indenture.
Section 2.10 CUSIP Numbers.
     The Company in issuing the Securities may use one or more CUSIP numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of repurchase or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
Section 2.11 Deposit of Moneys.
     Prior to 11:00 A.M., New York City time, on each Interest Payment Date, the Stated Maturity for the payment of principal on the Securities or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 4.03 of the Base Indenture) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Stated Maturity for the payment of principal on the Securities or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Stated Maturity for the payment of principal on the Securities or Fundamental Change Repurchase Date, as the case may be. For purposes of the Securities, the terms “at or prior to 11:00 A.M., New York City time, on” shall be deemed to replace the first instance, in each case, of the words “on or before” in the first paragraph of Section 4.03 of the Base Indenture and “on or prior to” in the second paragraph of Section 4.03 of the Base Indenture.
Section 2.12 Global Securities.
     The Securities shall initially be issued in the form of one of more Global Securities, and the provisions of the Base Indenture (including, but not limited to, Section 3.06 and Section 3.08) relating to Global Securities shall apply to the Securities.
Section 2.13 Ranking.
     The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.
Section 2.14 Additional Securities.
     The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and Error! Reference source not found. hereof, reopen the Securities and issue additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Securities initially issued hereunder, so long as such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.
ARTICLE III. NO REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE
Section 3.01 No Right of Redemption.
     The Securities are not subject to redemption at the Company’s option, and Article 11 of the Base Indenture shall not apply to the Securities.
Section 3.02 Repurchase at Option of Holder Upon a Fundamental Change.
     (A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice

(as defined below) is mailed in accordance with Section 3.02(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:
     (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Fundamental Change Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
     (a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in the form of Physical Securities;
     (b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in Section 3.02 of this Supplemental Indenture; and
     (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Fundamental Change Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;
provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Regular Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall be equal to the principal amount of Securities subject to such Repurchase Upon Fundamental Change.
     If such Securities are held in book-entry form through the Depository for the Securities, the Fundamental Change Purchase Notice shall comply with applicable procedures of such Depository.
     Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.
     Notwithstanding anything herein to the contrary, any Holder that has delivered the Fundamental Change Purchase Notice contemplated by this Section 3.02(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Fundamental Change Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.02(B)(xi).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
     (B) Within ten (10) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the Security Register for the Securities, to beneficial owners as required by applicable law, and to the Trustee, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall cause a copy to be published at the expense of the Company in The New York Times or The Wall Street Journal or another newspaper of national circulation.
     Each Fundamental Change Notice shall state:
     (i) the events causing the Fundamental Change;
     (ii) the date of such Fundamental Change;
     (iii) the Fundamental Change Repurchase Date;
     (iv) the date by which the Fundamental Change Repurchase Right must be exercised;
     (v) the Fundamental Change Repurchase Price;
     (vi) the names and addresses of the Paying Agent and the Conversion Agent;
     (vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;
     (viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price payable as herein provided;
     (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above;

     (x) that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;
     (xi) that a Holder will be entitled to withdraw its election in the Fundamental Change Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in the form of Physical Securities, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Fundamental Change Purchase Notice delivered by such Holder in accordance with this Section 3.02, which amount must be $1,000 or an integral multiple thereof;
     (xii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate that will result from such Fundamental Change;
     (xiii) that Securities with respect to which a Fundamental Change Purchase Notice is given by a Holder may be converted pursuant to Article XI, if otherwise convertible in accordance with Article XI, only if such Fundamental Change Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price payable as herein provided upon Repurchase Upon Fundamental Change; and
     (xiv) the CUSIP number or numbers, as the case may be, of the Securities.
     At the Company’s request (in the form of a Company Order), upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.
     No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.
     (C) Subject to the provisions of this Section 3.02, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent.
     (D) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 4.03 of the Base Indenture) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
     (E) Once the Fundamental Change Notice and the Fundamental Change Purchase Notice have been duly given in accordance with this Section 3.02, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price in respect of such Securities), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price in respect of such Securities.
     (F) Securities with respect to which a Fundamental Change Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to Article XI, if otherwise convertible in accordance with Article XI, only if such Fundamental Change Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price in respect of such Securities.
     (G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article XI.
     (H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate (upon receipt of a Company Order) and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.
     (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated pursuant to Section 5.02 of the Base Indenture (except in the case of an Event of

Default resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities) and such acceleration shall not have been rescinded on or before the applicable Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.
     (J) Notwithstanding anything herein to the contrary, if the Repurchase Upon a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.
     (K) As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”
     (i) A “Change in Control” shall be deemed to have occurred at such time as:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all of the Company’s Voting Stock; or
     (b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or
     (c) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:
     (1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or
     (2) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights (or depositary receipts representing such securities) traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible into cash and, if applicable, such common stock and associated rights (or depositary receipts representing such securities) (subject to Section 11.02) (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or
     (d) the first day on which a majority of the members of the Company’s Board of Directors (determined, solely for purposes of this clause (d) without regard to the words “or any authorized committee of the Board of Directors of such Person or any officer of such Person duly authorized by the Board of Directors of such Person to take a specific action” in such definition) does not consist of Continuing Directors; or
     (e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.
     (ii) A “Termination of Trading” shall occur if the Common Stock of the Company (or other securities into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.
ARTICLE IV. [RESERVED]
ARTICLE V. [RESERVED]
ARTICLE VI. DEFAULTS AND REMEDIES
Section 6.01 Additional Events of Default.
     In addition to those Events of Default set forth in Section 5.01 of the Base Indenture, the following events shall also be Events of Default with respect to the Securities:
(A)	the Company fails to pay or deliver, as the case may be, the consideration due upon conversion of the Securities as set forth in Article XI;

(B)	the Company fails to timely provide the Fundamental Change Notice as provided in Section 3.02;

(C)	the Company fails to timely provide notice of any event described in Section 11.14(B)(iv) as provided in such Section;

(D)	the Company fails to comply with the covenants and agreements described Article 10 of the Base Indenture;

(E)	a default by the Company or any of its Subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness in the aggregate principal amount then outstanding of $15.0 million or more, or acceleration of the Company’s or its

Subsidiaries’ Indebtedness in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Securities then outstanding, in accordance with the Section 5.02 of the Base Indenture;
(F)	failure by the Company or any of its Subsidiaries to pay final judgments, the aggregate uninsured portion of which is at least $15.0 million, if the judgments are not paid or discharged within 30 days; and

(G)	the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of Subsidiaries of the Company that in the aggregate would constitute a “significant subsidiary” (as so defined) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging such Subsidiary or group of Subsidiaries bankrupt or insolvent, or approving as properly filed a petition or petitions seeking reorganization, arrangement, adjustment, or composition of or in respect of such Subsidiary or group of Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Subsidiary or group of Subsidiaries or of any substantial part of its (or their, as the case may be) property, or ordering the winding up or liquidation of its (or their, as the case may be) affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; and

(H)	the commencement by any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of Subsidiaries of the Company that in the aggregate would constitute a “significant subsidiary” (as so defined) of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it (or them, as the case may be) to the entry of a decree or order for relief in respect of such Subsidiary or group of Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it (or them, as the case may be), or the filing by it (or them, as the case may be) of a petition or answer or consent seeking reorganization or relief with respect to such Subsidiary or group of Subsidiaries under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by it (or them, as the case may be) to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Subsidiary or group of Subsidiaries or of any substantial part of its (or their, as the case may be) property pursuant to any such law, or the making by it (or them, as the case may be) of an assignment for the benefit of creditors, or the admission by it (or them, as the case may be) in writing of its (or their, as the case may be) inability to pay its (or their, as the case may be) debts generally as they become due, or the taking of corporate action by such Subsidiary or group of Subsidiaries in furtherance of any such action.
ARTICLE VII. [RESERVED]
ARTICLE VIII. NO DEFEASANCE OR COVENANT DEFEASANCE
Section 8.01 No Defeasance.
     Article 12 of the Base Indenture shall not apply to the Securities.
ARTICLE IX. [RESERVED]
ARTICLE X. AMENDMENTS
Section 10.01 Without Consent of Holders.
     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:
     (i) to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other changes made or to be made to the Indenture, adversely affect the rights of any Holder;
     (ii) to comply with Section 10.01 of the Base Indenture and Section 11.11;
     (iii) to evidence and provide for the acceptance of appointment by a successor trustee as set forth in Article 6 of the Base Indenture;
     (iv) to secure the obligations of the Company in respect of the Securities;
     (v) to make any change that would provide any additional rights or benefits to Securityholders and that does not adversely affect any such Securityholder;
     (vi) to make provisions with respect to adjustments to the Conversion Rate as required by this Supplemental Indenture or to increase the Conversion Rate in accordance with this Supplemental Indenture; or

     (vii) to conform this Supplemental Indenture to the description of the Securities contained in the final prospectus supplement relating to the offering of the Securities.
Section 10.02 With Consent of Holders.
     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Section 5.04 and Section 5.07 of the Base Indenture, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04 of the Base Indenture, may not:
     (a) change the Stated Maturity for the payment of principal of, or any Interest Payment Date for, any Security;
     (b) reduce the principal amount of, or any premium, interest on, any Security;
     (c) change the place, manner or currency of payment of principal of, or any premium, interest on, any Security;
     (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;
     (e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;
     (f) modify the provisions of Section 2.13 in a manner adverse to Holders;
     (g) adversely affect the right of Holders to convert Securities in accordance with Article XI;
     (h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of the Indenture or the Securities;
     (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of the Indenture or the Securities or a waiver of any Default or Event of Default; or
     (j) modify the provisions of the Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

     Promptly after an amendment, supplement or waiver under Section 10.01 or this Section 10.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.
     It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
Section 10.03 Documents to Be Given to Trustee; Compliance with TIA.
     The Trustee, subject to the provisions of Section 6.01 and Section 6.02 of the Base Indenture, shall be entitled to receive and conclusively rely upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture described in this Article X is permitted or authorized under and otherwise complies with the applicable provisions of the Indenture. Every such supplemental indenture shall comply with the TIA.
Section 10.04 Effect of Supplemental Indenture.
     Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.
Section 10.05 Notation on Securities in Respect of Supplemental Indentures.
     Securities may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by any supplemental indenture entered into pursuant to the provisions of this Article X. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of the Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.
ARTICLE XI. CONVERSION
Section 11.01 Conversion Privilege; Restrictive Legends.
     (A) Subject to the provisions of Article III and this Article XI, the Securities shall be convertible, in integral multiples of $1,000 principal amount, into cash and, if applicable, shares of Common Stock in accordance with this Article XI and as set forth below if any of the following conditions are satisfied:

     (i) Conversion Based on Closing Sale Price of Common Stock. Prior to the close of business on the Business Day immediately preceding the State Maturity for the payment of principal and subject to earlier repurchase pursuant to Article III, the Securities may be surrendered for conversion during any calendar quarter (and only during that quarter) after the calendar quarter ending June 30, 2008, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 11.01(A)(i), the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Price and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 11.01(A)(i) to account for any adjustments to the Conversion Rate that shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date (or effective date) of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.
     (ii) Conversion Upon Satisfaction of Note Trading Price Condition. Prior to the close of business on the Business Day immediately preceding the State Maturity for the payment of principal and subject to earlier repurchase pursuant to Article III, the Securities may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value per $1,000 principal amount of Securities (as defined below) during the Note Measurement Period (such condition, the “Note Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination in a Company Order, and the Company shall have no obligation to make such request unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the Conversion Value per $1,000 principal amount of Securities on that Trading Day. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent in a Company Order to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Note Trading Price Condition is no longer satisfied. The Bid Solicitation Agent will have no liability for the accuracy, sufficiency or availability of information it obtains or fails to obtain at the Company’s request, including any bid quotation or Trading Price with respect to the Securities. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

     (iii) Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 11.05(b), 11.05(c) or 11.05(d) (and in the case of an event described in Section 11.05(c) or Section 11.05(d), so long as the relevant dividend or distribution has a per share value exceeding 10% of the Closing Sale Price the Trading Day immediately preceding the date that such distribution was first publicly announced), then the Company shall mail to Holders, in accordance with Section 15.04 of the Base Indenture, and to the Trustee written notice of the action or event at least 30 Business Days before the record date, effective date or expiration date, as the case may be, of the relevant transaction. Holders may surrender their Securities for conversion beginning on the date the Company mails such notice until the close of business on the Business Day immediately preceding the Ex Date of the transaction or the expiration date for such transaction or until the Company announces that such transaction will not take place.
     (iv) Conversion Upon Occurrence of Certain Corporate Transactions. If (x) a Fundamental Change occurs, (y) a Make-Whole Fundamental Change occurs or (z) the Company is party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, a Holder may surrender its Securities for conversion at any time during the following periods:
     (a) in the case of a Make-Whole Fundamental Change, during the Make-Whole Conversion Period;
     (b) in the case of a Fundamental Change, the period that begins on, and includes, the 30th Business Day before the date the Company originally announces as the anticipated effective date of the Fundamental Change and ends on, and includes, the related Fundamental Change Repurchase Date; or
     (c) in all other cases, the period that begins on, and includes, the 30th Business Day before the date the Company originally announces as the anticipated effective date of the transaction and ends on, and includes, the 30th day after the actual effective date of the transaction.
The Company shall mail to Holders, in accordance with Section 15.04 of the Base Indenture, and to the Trustee notice of, and the Company shall publicly announce, through a reputable national newswire service, and publish on its website, the anticipated effective date of any transaction described in clause (a), clause (b) or clause (c) above. The Company must make this mailing, announcement and publication at least 30 Business Days prior to the anticipated effective date of any such transaction.
     (v) Conversion during Specified Periods. Irrespective of the conditions set forth in clause (i), clause (ii), clause (iii) or clause (iv) above, the Securities may be surrendered for conversion at any time from, and including, January 15, 2015 until the close of business of the Business Day immediately preceding April 15, 2015.
     (B) Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this Article XI shall terminate at the close of business on the Business Day immediately preceding the Stated Maturity for the payment of principal on the Securities.
     (C) The initial Conversion Rate shall be 18.2962 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 11.05 through 11.14.
     (D) Whenever any event described in Section 11.01 shall occur which shall cause the Securities to become convertible as provided in this Article XI, the Company shall promptly deliver, in accordance with Section 15.04 of the Base Indenture, written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the first date the Securities shall become convertible as provided in this Article XI as a result of such event, publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Securities have become convertible. Such written notice, public announcement and publication shall include:
     (i) the event causing the Securities to become convertible;
     (ii) the time period during which the Securities will be convertible as a result of that event;
     (iii) if that event is a transaction described in clause (a), clause (b) or clause (c) of Section 11.01(A)(iv), the anticipated effective date of the transaction; and
     (iv) the procedures Holders must follow to convert their notes in accordance with this Article XI, including the name and address of the Conversion Agent.
          If the Company shall fail to make such public announcement on or before the open of business on the first date the Securities shall become convertible as provided in this Article XI as a result of such event, then (1) the Securities shall remain convertible for an additional Business Day for each Business Day, on or after such first date the Securities become convertible, that the Company shall fail to make such public announcement (an “Extension Period”); and (2) if the event causing the Securities to become convertible shall be a Make-Whole Fundamental Change, then, the increased Conversion Rate applicable, pursuant to Section 11.14, to Securities surrendered within the time periods specified in Section 11.14 shall continue to apply to Securities surrendered for conversion during any such Extension Period.
     (E) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 11.02 Conversion Procedure and Payment Upon Conversion.
     (A) To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with Section 11.02(C) and (5) pay any tax or duty if required pursuant to Section 11.03. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. If a Security is surrendered for conversion in accordance with this Article XI, then:
     (i) the Company shall deliver, through the Conversion Agent, to the Holder of such Security an amount of cash and, if applicable, a number of shares of Common Stock (the “Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each Trading Day in the Cash Settlement Averaging Period for such conversion;
     (ii) the Company shall pay or deliver, as the case may be, such Settlement Amount on the third (3rd) Business Day immediately following the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; and
     (iii) if the Settlement Amount includes shares of Common Stock, at and after the close of business on the last Trading Day in such Cash Settlement Averaging Period, the Person in whose name such certificate representing such shares of Common Stock, if any, is to be registered shall be treated as a stockholder of record with respect to such             shares of Common Stock, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration payable or deliverable, as the case may be, upon conversion of such Security as provided herein;
     (B) “Cash Settlement Averaging Period” shall mean, with respect to a Security that is surrendered for conversion in accordance with this Article XI, either (i) if such Security is converted during the period beginning on the twenty fifth (25th) Scheduled Trading Day immediately preceding the Stated Maturity for the payment of principal on the Securities, the twenty (20) consecutive Trading Days beginning on, and including, the twenty second (22nd) Scheduled Trading Day immediately preceding the Stated Maturity for the payment of principal on the Securities; or (ii) in all other circumstances, the twenty (20) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the Conversion Date for such conversion.
          “Daily Conversion Value” shall mean, with respect to a Trading Day, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.
          The “Daily Settlement Amount,” for each of the 20 Trading Days during the Cash Settlement Averaging Period, in respect of each $1,000 principal amount of converted Securities, consists of (x) cash equal to the lesser of $50.00 and the Daily Conversion Value; and

(y) if such Daily Conversion Value exceeds $50.00, a number of shares of Common Stock (the “Daily Share Amount”) equal to (A) the difference between such Daily Conversion Value and $50.00, divided by (B) the “Volume-Weighted Average Price” of Common Stock for such Trading Day (subject to the Company’s right to pay cash in lieu of all or a portion of such shares of Common Stock, as described in the immediately succeeding paragraph).
     By the close of business on the Business Day immediately preceding the first Scheduled Trading Day of the relevant Cash Settlement Averaging Period (or, with respect to any Conversion Date for Securities that occurs on or after the 25th Scheduled Trading Day immediately preceding the Stated Maturity for the payment of principal on the Securities, on or prior to such 25th Scheduled Trading Day), the Company may specify a percentage of the Daily Share Amounts for the relevant Cash Settlement Averaging Period (or for certain specified Holders with a given Cash Settlement Averaging Period) that will be settled in cash (the “Cash Percentage”), and the Company will concurrently notify the Securityholders and the Trustee of such Cash Percentage (the “Cash Percentage Notice”). The Company will treat all Holders with the same Cash Settlement Averaging Period in the same manner. The Company will not, however, have any obligation to settle its conversion obligations arising with respect to different Cash Settlement Averaging Periods in the same manner. If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in lieu of all or the applicable portion of the Daily Share Amount in respect of each Trading Day in the relevant Cash Settlement Averaging Period will equal: (i) the Cash Percentage, multiplied by (ii) the Daily Share Amount for such Trading Day (assuming the Company has not specified a Cash Percentage), multiplied by (iii) the Volume-Weighted Average Price per share of Common Stock for such Trading Day. The number of shares of Common Stock deliverable in respect of each such Trading Day in the relevant Cash Settlement Averaging Period will be the Daily Share Amount (assuming the Company had not specified a Cash Percentage), multiplied by a percentage equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage, the Company must settle 100% of the Daily Share Amount for each Trading Day in such Cash Settlement Averaging Period by delivering shares of Common Stock.
          The “Volume-Weighted Average Price” per share of Common Stock on any Trading Day shall mean the volume-weighted average price per share of Common Stock on the New York Stock Exchange or, if the Common Stock shall not be listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock shall then be listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ANR.N <Equity> VAP” (or any successor thereto); provided, however, that if such volume-weighted average price shall not be available, then the amount to be used as the Volume-Weighted Average Price on such Trading Day for purposes hereof shall be the market value per share of Common Stock on such Trading Day determined by a nationally recognized investment banking firm retained for such purpose by the Company.
     (C) Except as provided in the Securities or in this Article XI, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the related Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Regular Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion so converted unless either (i) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such Regular Record Date and on or before such Interest Payment Date; or (ii) such Security is surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Stated Maturity for the payment of principal on the Securities; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.09 or otherwise (it being understood that nothing in this Section 11.02(C) shall affect the Company’s obligations under Section 2.09).
     (D) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the aggregate principal amount of all Securities converted.
     (E) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.
     (F) If the last day on which a Security may be converted is a not a Business Day, the Security may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.
     (G) The Company shall not issue fractional shares of Common Stock upon conversion of the Securities and instead shall pay a cash adjustment for fractional shares of Common Stock based on the Volume-Weighted Average Price per share of Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period.
Section 11.03 Taxes on Conversion.
     If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares of Common Stock are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 11.04 Company to Provide Stock.
     The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities (assuming, solely for purposes of this covenant, that the Company elects or shall elect to deliver solely shares of Common Stock in respect of the Daily Share Amount).
     All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.
     The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.
Section 11.05 Adjustment of Conversion Rate.
     The Conversion Rate shall be subject to adjustment, without duplication, upon the occurrence of any of the following events:
          (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’= CR0 ×	OS’ OS0
     where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
     (b) If the Company shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than twenty (20) calendar days after the record date of such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR’= CR0 ×	OS0 + X OS0 + Y
     where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution of such rights, options or warrants.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex Date for such distribution. The Company shall not issue any such rights, options or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.
     In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 11.05(b).
     (c) In case the Company shall distribute shares of its Capital Stock, evidences of its Indebtedness or other of its assets or property other than (i) dividends or distributions covered by Section 11.05(a) and Section 11.05(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs to which the provisions set forth below in this Section 11.05(c) shall apply (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 11.05(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’= CR0 ×	SP0 SP0 - FMV
     where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex Date for such distribution.
Such adjustment shall become effective immediately prior to the opening of business on the Ex Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall receive on the date on which the Distributed Property is distributed to holders of Common Stock, for each $1,000 principal amount of Securities the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 11.05(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.
     With respect to an adjustment pursuant to this Section 11.05(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the tenth Trading Day immediately following, and including, the Ex Date for the Spin-Off will be increased based on the following formula:

CR’= CR0 ×	FMV + MP0 MP0
        where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Ex Date for the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the first ten consecutive Trading Day period immediately following and including the Ex Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the tenth Trading Day immediately following, and including, the Ex Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten Trading Days immediately following, and including, the Ex Date for any Spin-Off, references in the portion of this Section 11.05(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex Date for such Spin-Off and the Conversion Date for such conversion.
     Subject in all respect to Section 11.13, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05 (and no adjustment to the Conversion Rate under this Section 11.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of this Section 11.05(c), Section 11.05(a), and Section 11.05(b), any dividend or distribution to which this Section 11.05(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 11.05(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 11.05(c) applies (and any Conversion Rate adjustment required by this Section 11.05(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 11.05(a) and Section 11.05(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall be substituted as “the Ex Date,” “the Ex Date relating to such distribution of such rights, options or warrants” and “the Ex Date for such distribution” within the meaning of Section 11.05(a) and Section 11.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 11.05(a) or “outstanding immediately prior to the Ex Date for such dividend or distribution” within the meaning of Section 11.05(b).
     In no event shall the Conversion Rate be decreased pursuant to this Section 11.05(c).
     (d) If any cash dividend or distribution is made to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’= CR0 ×	SP0 SP0 - C
       where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution;

SP0	=	the Closing Sale Price on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.
Such adjustment shall become effective immediately after the opening of business on the Ex Date for such dividend or distribution; provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion

Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 11.05(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 11.05(d), references in this Section to one share of Common Stock or Closing Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     In no event shall the Conversion Rate be decreased pursuant to this Section 11.05(d).
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices over the ten consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’= CR0 ×	AC + (SP’ × OS’) OS0 × SP’
        where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the period of ten consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the last day Trading Day of the period of ten consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the Closing Sale Prices over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
Such adjustment shall become effective at the close of business on the tenth Trading Day immediately following, but excluding, the date such tender offer or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten Trading Days immediately following, but excluding, the date that any such tender offer or exchange offer expires, references in this Section 11.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender offer or exchange offer expires and the Conversion Date for such conversion. If the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 11.05(e).
     (f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and by the rules of the New York Stock Exchange, may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.
     (g) Notwithstanding this Section 11.05 or any other provision of the Indenture or the Securities, if any Conversion Rate adjustment becomes effective, or any Ex Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the last Trading Day of the related Cash Settlement Averaging Period, the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock, if any, issuable upon conversion of the Securities, as the case may be, as is be necessary or appropriate to effect the intent of this Section 11.05 and the other provisions of Article XI and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 11.05(g) shall apply in lieu of the adjustment that would otherwise be applicable.

     (h) The term “Ex Date” means the first date on which shares of Common Stock (or other relevant security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
Section 11.06 No Adjustment.
     No adjustment in the Conversion Rate pursuant to Section 11.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 11.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2008, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 11.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to Section 11.01(A)(iii) or Section 11.01(A)(iv), then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 11.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article XI shall be made to the nearest cent or to the nearest one-ten-thousandth of a share, as the case may be.
     No adjustment shall be made to the conversion rate for any of the transactions or events described in Section 11.05(a), Section 11.05(b), Section 11.05(c), Section 11.05(d) or Section 11.05(e) if the Company makes provision for each Holder to participate in the transaction or event at the same time holders of Common Stock participate without conversion as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as the case may be, for such transaction or event, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.
Section 11.07 Other Adjustments.
     In the event that, as a result of an adjustment made pursuant to this Article XI, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article XI.
Section 11.08 Adjustments for Tax Purposes.
     Except as prohibited by law or by the rules of the New York Stock Exchange, the Company may make such increases in the Conversion Rate, in addition to those required by Section 11.05 hereof, as it determines to be advisable in order to avoid or diminish any income tax to holders of Common Stock in connection with any dividend or distribution with respect to the Common Stock. The Company shall give notice to the Trustee and cause notice of such increase (including the duration of such increase) to be mailed to each Holder of Securities at such Holder’s address as the same appears on Security Register for the Securities, at least fifteen (15) days prior to the date on which such increase commences.
Section 11.09 Notice of Adjustment.
     Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.
Section 11.10 Notice of Certain Transactions.
     In the event that:
     (1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,
     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.11, or
     (3) there is a dissolution or liquidation of the Company,
the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 11.10. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 11.10.
Section 11.11 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.
     If any of the following shall occur, namely: (i) any reclassification of the Common Stock issuable upon conversion of Securities, (ii) any consolidation, amalgamation, statutory arrangement, merger or binding share exchange to which the Company is a party or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article XI) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition; provided, however, that at and after the effective time of such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, upon the conversion of a Security (w) the portion of each Daily Settlement Amount payable in cash shall continue to be payable in cash (x) the portion (if any) of each Daily Settlement Amount payable in shares of Common Stock shall be payable in Reference Property, (y) the Daily Conversion Value shall be calculated based on the value of a unit of Reference Property corresponding to the amount of Reference Property that a holder of one share of Common Stock would have received in the relevant transaction and (z) the Volume-Weighted Average Price per share of Common Stock and the Closing Sale Price shall be calculated with respect to a unit of Reference Property corresponding to the amount of Reference Property that a holder of one share of Common Stock would have received in the relevant transaction. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article XI. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 11.05(c) or Section 11.13, to receive rights, options or warrants upon conversion of a Security. If, in the case of any such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or other disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or other disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 11.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.
     For purposes of this Section 11.11, the type and amount of consideration that a holder of the Common Stock would have been entitled to in the case of reclassifications, consolidations, amalgamations, statutory arrangements, mergers, binding share exchanges, sales, transfers, leases, conveyances or other dispositions of all or substantially all of the Company’s property and assets, in each case that cause the Common Stock to be converted into, exchanged for or to constitute solely the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. We will notify Holders of such weighted average as soon as practicable after such determination is made.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 11.11, the Company shall promptly file with the Trustee (i) an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and (ii) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or other disposition and any adjustment to be made with respect thereto.
     The Company shall not become a party to any such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or other disposition unless the terms thereof are consistent with this Section 11.11.
Section 11.12 Trustee’s Disclaimer.
     The Trustee has no duty to determine when an adjustment under this Article XI should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.09 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article XI.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Opinion of Counsel and Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11 hereof.
     The Conversion Agent and the Bid Solicitation Agent shall have the same protections under this Section 11.12 as the Trustee.
Section 11.13 Rights Distributions Pursuant to Stockholders’ Rights Plans.
     Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the Common Stock otherwise deliverable hereunder upon such conversion, the rights described in any stockholders’ rights plan (i.e., poison pill) the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 11.05(c).
Section 11.14 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes.
     (A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article XI, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the actual effective date of a Make-Whole Fundamental Change and ends on, and includes, the date that is forty (40) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 11.14, otherwise apply to such Security pursuant to this Article XI, plus an amount equal to the Make-Whole Applicable Increase.
          The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the "Make-Whole Consideration.” For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Security shall be based on the Cash Settlement Averaging Period and Volume-Weighted Average Prices applicable to such conversion pursuant to Section 11.02.
     (B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable
Price	April 1, 2008	April 15, 2009	April 15, 2010	April 15, 2011	April 15, 2012	April 15, 2013	April 15, 2014	April 15, 2015
$41.25	5.9462	5.9462	5.9462	5.9462	5.9462	5.9462	5.9462	5.9462
$45.00	5.6002	5.4693	5.2927	5.1518	4.9968	4.7777	4.3957	3.9260
$50.00	4.7087	4.5562	4.3565	4.1724	3.9527	3.6370	3.0873	1.7038
$55.00	4.0162	3.8523	3.6415	3.4332	3.1770	2.8095	2.1793	0.0000
$60.00	3.4669	3.2982	3.0841	2.8641	2.5903	2.2006	1.5485	0.0000
$65.00	3.0236	2.8545	2.6420	2.4186	2.1394	1.7466	1.1097	0.0000
$70.00	2.6605	2.4937	2.2861	2.0645	1.7879	1.4041	0.8037	0.0000
$75.00	2.3591	2.1965	1.9956	1.7793	1.5104	1.1429	0.5897	0.0000
$80.00	2.1061	1.9488	1.7558	1.5469	1.2886	0.9414	0.4394	0.0000
$85.00	1.8916	1.7401	1.5556	1.3554	1.1095	0.7845	0.3332	0.0000
$90.00	1.7080	1.5628	1.3870	1.1961	0.9634	0.6611	0.2577	0.0000
$95.00	1.5496	1.4107	1.2437	1.0624	0.8431	0.5631	0.2036	0.0000
$100.00	1.4120	1.2794	1.1209	0.9492	0.7432	0.4845	0.1644	0.0000
$110.00	1.1855	1.0652	0.9229	0.7695	0.5888	0.3690	0.1146	0.0000
$120.00	1.0082	0.8993	0.7717	0.6352	0.4772	0.2906	0.0864	0.0000
$130.00	0.8666	0.7680	0.6536	0.5323	0.3942	0.2355	0.0694	0.0000
$140.00	0.7515	0.6623	0.5596	0.4518	0.3309	0.1954	0.0583	0.0000
$150.00	0.6567	0.5759	0.4836	0.3875	0.2815	0.1654	0.0504	0.0000
$160.00	0.5775	0.5042	0.4211	0.3354	0.2422	0.1421	0.0444	0.0000
$170.00	0.5107	0.4441	0.3691	0.2924	0.2103	0.1236	0.0396	0.0000
$180.00	0.4538	0.3932	0.3253	0.2566	0.1840	0.1085	0.0356	0.0000

provided, however, that:
     (i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two Applicable Prices, or for such two Effective Dates based on a three hundred and sixty five (365) day year, as applicable;
     (ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $180.00 per share (subject to adjustment in the same manner as each Applicable Price in the table above, in accordance with Section 11.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $41.25 per share (subject to adjustment in the same manner as each Applicable Price in the table above, in accordance with Section 11.14(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);
     (iii) if an event occurs that requires, pursuant to this Article XI (other than solely pursuant to this Section 11.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article XI, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be deemed to be adjusted so that such Make-Whole Applicable Increase, at and after such time, shall be equal to the product of (1) such Make-Whole Applicable Increase as in effect immediately before such adjustment to such Make-Whole Applicable Increase and (2) a fraction whose numerator is the Conversion Rate to be in effect, in accordance with this Article XI, immediately after such adjustment to the Conversion Rate and whose denominator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate; and
     (iv) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 11.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 24.2423 shares per $1,000 principal amount (the “BCF Make-Whole Cap”); provided, however, that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article XI.

     (C) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.
     (D) [Reserved.]
     (E) No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail to Holders, in accordance with Section 15.04 of the Base Indenture, and to the Trustee written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.
     (F) Nothing in this Section 11.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 11.05 in respect of a Make-Whole Fundamental Change.
ARTICLE XII. MISCELLANEOUS
Section 12.01 Conflict of Any Provision of Indenture with Trust Indenture Act.
     If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.
Section 12.02 Duplicate Originals.
     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
Section 12.03 New York Law to Govern.
     This Supplemental Indenture and the Securities shall each be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Section 12.04 No Adverse Interpretation of Other Agreements.
     This Supplemental Indenture and the Base Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or the Base Indenture.
Section 12.05 Successors and Assigns of Company Bound by Supplemental Indenture.
     All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Company shall bind their successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Trustee shall bind their successors and assigns, whether so expressed or not.
Section 12.06 Severability.
     If any provision of this Supplemental shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.
Section 12.07 Effect of Headings.
     The Article and Section headings in this Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 12.08 Calculations in Respect of the Securities.
     The Company and its agents (other than the Trustee in any capacity it is appointed with regard to the Securities) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder or as requested by the Trustee, and, absent such manifest error, the Trustee (in all its capacities with regard to the Securities) shall be entitled to rely on the accuracy of any such calculation without independent verification. Neither the Trustee, the Conversion Agent, nor the Bid Solicitation Agent shall be responsible for making any calculations required by the Indenture.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Alpha Natural Resources, Inc.
By:
Name:
Title:

Union Bank of California, N.A., as Trustee
By:
Name:
Title:

EXHIBIT A
[Face of Security]
ALPHA NATURAL RESOURCES, INC.
Certificate No. _______
[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]
2.375% Convertible Senior Note due 2015
CUSIP No.
     Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                          dollars ($                    ) on April 15, 2015 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.
     Interest Payment Dates: April 15 and October 15, with the first payment to be made on October 15, 2008.
     Regular Record Dates: April 1 and October 1.
     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, Alpha Natural Resources, Inc. has caused this instrument to be duly signed.

Alpha Natural Resources, Inc.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Union Bank of California, N.A., as Trustee

By:

Authorized Signatory
Dated:

[REVERSE OF SECURITY]
ALPHA NATURAL RESOURCES, INC.
2.375% Convertible Senior Note due 2015
     1. Interest. Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on April 15 and October 15 of each year, with the first payment to be made on October 15, 2008. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, April 7, 2008, in each case to, but excluding, the next Interest Payment Date or the Stated Maturity for the payment of principal on the Securities, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In addition to interest at the rate per annum shown above, the Company shall pay additional interest, if applicable, as provided in Section 5.01 of the Base Indenture.
     2. Maturity. The Securities will mature on April 15, 2015.
     3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the Regular Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount or Fundamental Change Repurchase Price payable as herein provided upon Repurchase Upon Fundamental Change. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is a Global Security, by wire transfer of immediately available funds to the account designated by the Depository for the Securities or its nominee; and (B) in the case this Security is a Physical Security, by mailing a check to the address of the relevant Holder set forth in the Security Register for the Securities. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.
     4. Paying Agent, Registrar, Conversion Agent. Initially, Union Bank of California, N.A. (the "Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent upon prior written notice to the Trustee.
     5. Indenture. The Company issued the Securities under an indenture dated as of April ___, 2008 (the “Base Indenture”) between the Company and the Trustee, as amended, supplemented or otherwise modified by the Supplemental Indenture No. 1 (the “Supplemental Indenture”), dated as of April ___, 2008, between the Company and the Trustee (the Base Indenture, as amended, supplemented or otherwise modified by the Supplemental Indenture, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-

77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $287,500,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
     6. No Redemption at the Company’s Option. The Securities are not subject to redemption at the Company’s option, and Article 11 of the Base Indenture shall not apply to the Securities.
     7. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
     8. Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Stated Maturity for the payment of principal on the Securities, to convert any Securities or portion thereof that is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, as set forth in the Indenture at the Conversion Rate specified in the Indenture (as adjusted from time to time as provided in the Indenture).
     9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Fundamental Change Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.
     10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.
     11. Merger or Consolidation. The Company shall not consolidate with or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to, another Person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless it complies with Article 10 of the Base Indenture.

     12. Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past Default or Event of Default under the Indenture and its consequences.
     13. Defaults and Remedies. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, except in the case of certain events of bankruptcy, insolvency or reorganization with respect to the Company as described in Section 5.01(d) or Section 5.01(e) of the Base Indenture (in connection with which the principal of, premium, if any, and interest in respect of the Securities shall be due and payable immediately), the principal of, premium, if any, and interest on all Securities may be declared, by either the Trustee or Securityholders of not less than 25% in aggregate principal amount of Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.
     15. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or the Securities, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.
     16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
     THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE BASE INDENTURE OR THE SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO:

Alpha Natural Resources Inc.
Attention: Office of General Counsel
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212

[FORM OF ASSIGNMENT]
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE
To convert this Security in accordance with the Indenture, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$
If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

FUNDAMENTAL CHANGE PURCHASE NOTICE
Certificate No. of Security:
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Supplemental Indenture, check the box: ☐
     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Supplemental Indenture, as applicable, state the principal amount to be so purchased by the Company:
$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITYa
     The initial principal amount of this Global Security is $[___],000,000. The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Principal amount of
	Amount of decrease	Amount of Increase	this Global	Signature or
	in Principal amount	in Principal amount	Security following	authorized signatory
	of this Global	of this Global	such decrease	of Trustee or Note
Date of Exchange	Security	Security	or increase	Custodian

[a] This is included in Global Securities only.

EXHIBIT B
FORM OF LEGEND FOR GLOBAL SECURITY
     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

B-1